Exhibit 10.1

ALLTEL CORPORATION

_______________________________________________________________

ALLTEL CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

_______________________________________________________________

As Amended and Restated

Effective November 1, 2006

ALLTEL CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(November 1, 2006 Restatement)

TABLE OF CONTENTS

ARTICLE I	NAME, PURPOSE...........................................................................................................................................................................	1
ARTICLE II	GENERAL DEFINITIONS..............................................................................................................................................................	2
ARTICLE III	PARTICIPATION............................................................................................................................................................................	4
ARTICLE IV	SERP ACCRUED BENEFIT............................................................................................................................................................	5
ARTICLE V	VESTING...........................................................................................................................................................................................	10

ARTICLE VI	RETIREMENT BENEFIT................................................................................................................................................................	12
ARTICLE VII	PRERETIREMENT DEATH BENEFIT.........................................................................................................................................	13
ARTICLE VIII	HEALTH AND DENTAL BENEFITS...........................................................................................................................................	14
ARTICLE IX	SPECIAL PROVISIONS..................................................................................................................................................................	17
ARTICLE X	ADMINISTRATION AND FINANCING.....................................................................................................................................	18

ARTICLE XI	AMENDMENT AND TERMINATION........................................................................................................................................	20
ARTICLE XII	MISCELLANEOUS..........................................................................................................................................................................	21
ARTICLE XIII	PRIOR PLAN....................................................................................................................................................................................	23

SCHEDULES	SUPPLEMENTAL PROVISIONS...................................................................................................................................................

-i-

ARTICLE I
NAME, PURPOSE

1.1
Name, Effective Date. The plan hereunder shall be known as the Alltel Corporation Supplemental Executive Retirement Plan, as amended and restated effective November 1, 2006 (the "Plan"). The Plan shall be effective as of November 1, 2006 (the "Restatement Effective Date"), but with certain provisions effective as of January 1, 2005 or other specified dates for purposes of compliance with Section 409A of the Code as indicated hereunder.

1.2
Purpose, ERISA Top Hat Plan. The purpose of the Plan is to provide supplemental retirement benefits for eligible executives of the Company and Participating Affiliates. The Company intends the Plan to be an unfunded deferred compensation plan for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

1.3
Code Section 409A. The Company intends the Plan to comply with the provisions of Section 409A of the Code, so as to prevent the inclusion in gross income of any amounts deferred hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise actually be distributed or made available to a Participant or his Spouse. The Plan shall be construed, administered, and governed in a manner that effects such intent, and the Committee shall not take any action that would be inconsistent with such intent. Any provisions that would cause any amount deferred or payable under the Plan to be includible in the gross income of any Participant or Spouse under Code Section 409A(a)(1) shall have no force and effect unless and until amended to cause such amount to not be so includible (which amendment may be retroactive to the extent permitted by Code Section 409A).

In particular, to the extent that a Participant has a right to receive a payment or benefit under Article VIII (regarding health and dental benefits) that is subject to Section 409A of the Code, then, notwithstanding any contrary provision in this Plan, the Company may amend the Plan or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other action, including providing the benefit under another arrangement sponsored by the Company, that the Company determines to be necessary or appropriate to (i) exempt the payment or benefit from Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code. Further, to the extent that a Participant has a right to receive a payment under Section 6.6 (regarding a lump-sum benefit paid upon a Change of Control Termination) in a form of a payment that does not comply with Section 409A of the Code, then, notwithstanding any contrary provision in this Plan, the Company may amend the Plan (including amendments with retroactive effect) to provide the payment in a form that otherwise complies with the requirements of Section 409A of the Code.  Finally, the Committee may apply any applicable transition rule under Section 409A of the Code regarding benefits or the payment thereof under the Plan.

Any reference in this Plan to Code Section 409A shall also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to Code Section 409A by the U.S. Department of the Treasury or the Internal Revenue Service.

1.4
Plan Applicability. The Plan shall apply to each (i) participant of the Alltel Corporation Supplemental Executive Retirement Plan, as in effect prior to the Restatement Effective Date (the "Prior Plan"), who is an Employee as of the Restatement Effective Date and (ii) Eligible Executive who becomes a Participant of the Plan on or after the Restatement Effective Date. The Plan shall supersede the Prior Plan for each foregoing Participant who was a participant of the Prior Plan and, therefore, shall exclusively govern the vesting, entitlement, amount and payment of his benefits under the Plan or Prior Plan.

1.5	Prior Plan Applicability. The Prior Plan shall govern the benefits payable to a Grandfathered Participant and Interim Participant, in the manner provided in Article XIII.

ARTICLE II
GENERAL DEFINITIONS

2.1
"Affiliate" means any corporation, trade and/or business or organization, the employees of which together with the employees of the Company are required, pursuant to the applicable provisions of Code Section 414, to be treated as if they were employed by a single employer, but with respect only to periods during which such controlled group status exists under Code Section 414.

2.2   "Board" means the Board of Directors of the Company.

2.3	"Change of Control" means, with respect to a Change of Control Participant, an event defined as such in his Change of Control Agreement that occurs during the term of such Agreement.

2.4
"Change of Control Agreement" means, with respect to a Change of Control Participant, the employment agreement between he and the Company that provides him benefits upon a Change of Control (as such agreements are identified in Schedule 2.13).

2.5
"Change of Control Participant" means a Participant designated by the Board as eligible for enhanced benefits under the Plan as a result of a Change of Control (as such Participants are listed in Schedule 2.13).

2.6
"Change of Control Termination" means, with respect to a Change of Control Participant, his involuntary termination of employment for other than Cause, Disability or death, or his voluntary termination for Good Reason, in either case during his Employment Period, as provided under (and as such terms are defined in) his Change of Control Agreement.

2.7	"Code" means the Internal Revenue Code of 1986, as amended.

2.8	"Committee" means the Compensation Committee of the Board or its delegate as provided in Section 10.1.

2.9	"Company" means Alltel Corporation, a Delaware corporation, or any corporate successor thereto.

2.10	"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

2.11
"Eligible Executive" means an executive who is an Employee of the Company or a Participating Affiliate and has been designated by the Board to participate in the Plan, provided he is a member of a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

2.12	"Employee" means a common law employee of the Company or an Affiliate.

2.13	"Participant" means an Eligible Executive who becomes a Participant in the Plan under Section 3.1 (as listed in Schedule 2.13) and continues to be a Participant under Article III.

2.14	"Participating Affiliate" means an Affiliate that adopts the Plan with the consent of the Company.

2.15	"Participation Date" means the date on which the Board took action to designate an Eligible Executive as a Participant in the Plan or Prior Plan.

2.16	"Plan" means the Alltel Corporation Supplemental Executive Retirement Plan, as amended and restated as of November 1, 2006, as provided hereunder, and any subsequent amendments hereto.

2.17	"Preretirement Death" means that the Participant dies (i) while an Employee of the Company or an Affiliate or (ii) following his Retirement but before the first day of the next calendar month.

2.18	"Prior Plan" means the Alltel Corporation Supplemental Executive Retirement Plan, as in effect prior to the Restatement Effective Date.

2.19	"Restatement Effective Date" means November 1, 2006.

2.20
"Retirement" means that the Participant ceases to be an Employee of the Company and all Affiliates (other than by reason of his death) on a date occurring on or after his Normal Retirement Date, Early Retirement Date or Special Early Retirement Date, provided that such retirement constitutes a "separation from service" as defined for purposes of Code Section 409A.

2.21	"Retirement Date" means the last day of the calendar month which includes the Retirement or Preretirement Death of a Participant.

2.22	"Special Early Retirement Participant" means a Participant designated by the Board as eligible for the Special Early Retirement Date (as such Participants are listed in Schedule 2.13).

2.23
"Spouse" or "surviving Spouse" means the person (if any) to whom the Participant is legally married at the time of his death, without regard to whether the person is the same person as of his Retirement or the date of commencement of his retirement benefit under Section 6.3.

Other Definitions	Section
Accounting Firm	8.5
Actuarial Assumptions	4.8(a)
Actuarial Equivalent	4.8(b)
Applicable Base Salary	4.9(a)
Applicable Elective Amounts	4.9(b)
Applicable Excluded Amounts	4.9(c)
Applicable Incentive Compensation	4.9(d)
Benefit Percentage	4.2
Change of Control Compensation	4.9(e)
Compensation	4.6(a)
Competition With Alltel	5.6
Defined Benefit Plan	4.7(a)
Defined Contribution Plan	4.7(b)
Early Retirement Date	5.3
Elective Amounts	4.6(b)
Employee Amounts	4.7(c)
Excess Plan	4.7(d)
Excluded Amounts	4.6(c)
401(k) Plan	4.7(e)
Grandfathered Participant	13.1
Gross-Up Payment	8.4
Incentive Compensation Plan	4.9(f)
Interim Participant	13.2
Long-Term Incentive Compensation Plans	4.6(d)
Non-Qualified Defined Benefit Plan	4.7(f)
Non-Qualified Defined Contribution Plan	4.7(g)
Normal Retirement Date	5.2
Offset Defined Benefit Amount	4.4
Offset Defined Contribution Amount	4.5
Pension Plan	4.7(h)
Prior Plan Participant	13.3
Profit-Sharing Plan	4.7(i)
SERP Accrued Benefit	4.1
SERP Compensation	4.3
Short-Term Incentive Compensation Plan	4.6(e)
Special Early Retirement Date	5.4
Special Early Retirement Benefit Points	4.2(c)
Underpayment	8.5
Years of Vesting Service	5.7

ARTICLE III
PARTICIPATION

3.1
Participant. An Employee who was a participant of the Prior Plan and is employed as an Employee as of the Restatement Effective Date shall become a Participant of the Plan as of the Restatement Effective Date. An Employee who becomes an Eligible Executive on or after the Restatement Effective Date shall become a Participant of the Plan as of his Participation Date in the Plan.

3.2	Suspension of Participation. A Participant who has an employment status change, as provided under Section 9.2, shall be suspended from participation in the Plan.

3.3	Reinstatement. A Participant who has been suspended from participation in the Plan under Section 3.2 may be reinstated as a Participant of the Plan at the discretion of the Board.

ARTICLE IV
SERP ACCRUED BENEFIT

4.1	SERP Accrued Benefit. The "SERP Accrued Benefit" of a Participant shall mean the amount calculated under the following formula (as a positive amount):

(a) His Benefit Percentage (under Section 4.2);
(b) multiplied by his SERP Compensation (under Section 4.3);
(c) less his Offset Defined Benefit Amount (under Section 4.4);
(d) less his Offset Defined Contribution Amount (under Section 4.5);
(e) equals his annual SERP Accrued Benefit.

4.2	Benefit Percentage. The "Benefit Percentage" of a Participant shall be determined as follows:

(a)	Normal Retirement Date. For a Participant who has attained his Normal Retirement Date under Section 5.2, his Benefit Percentage shall be 60%.

(b)
Early Retirement Date. For a Participant who has attained his Early Retirement Date under Section 5.3 (but not his Special Early Retirement Date under Section 5.4), his Benefit Percentage shall be 45%, increased, but not in excess of 60%, by the addition of a percentage equal to the product of 15% and a fraction, the (i) numerator of which is the number of his completed calendar months of service with the Company or an Affiliate occurring in and after the calendar month in which his Early Retirement Date occurred and prior to his Normal Retirement Date and (ii) denominator of which is the number of his completed calendar months of service with the Company or an Affiliate he would have if he remained continuously employed with the Company or Affiliate in and after the calendar month in which his Early Retirement Date occurred until the last day of the calendar month immediately preceding the date on which his Normal Retirement Date would occur if he remained continuously employed by the Company or an Affiliate.

(c)
Special Early Retirement Date. For a Participant who is a Special Early Retirement Participant and has attained his Special Early Retirement Date under Section 5.4 (but not his Early Retirement Date under Section 5.3), his Benefit Percentage shall be 40%, increased, but not in excess of 60%, by the addition of one-half of one percent (.50%) for each of his Special Early Retirement Benefit Points. For purposes hereof, his "Special Early Retirement Benefit Points" shall be the amount (if any) by which the sum of his age at his most recent birthday and his whole Years of Vesting Service exceeds 50.

(d)
Higher Benefit Percentage. For a Participant who has attained both his Early Retirement Date under Section 5.3 and Special Early Retirement Date under Section 5.4, his Benefit Percentage shall be the greater of the percentage determined under subsection (b) or (c) above.

4.3
SERP Compensation. The "SERP Compensation" of a Participant is the highest of (i) his Compensation for the calendar year immediately preceding the calendar year in which his Retirement occurs, (ii) his average annual Compensation for the three consecutive calendar years immediately preceding the calendar year in which his Retirement occurs or (iii) if he is a Change of Control Participant and undergoes a Change of Control Termination, his Change of Control Compensation.

4.4
Offset Defined Benefit Amount.  The "Offset Defined Benefit Amount" of a Participant is the aggregate annual amount of his vested retirement benefits payable as a single life annuity commencing on his Retirement Date under any Defined Benefit Plan and/or any Non-Qualified Defined Benefit Plan. The foregoing offset amount shall apply without regard to whether the Participant has actually elected commencement of any such retirement benefit under such Plans as of his Retirement Date.  However, in the event the Participant's vested retirement benefit under any such Plan is not yet eligible for commencement as of his Retirement Date, the foregoing offset amount with respect to the Plan shall not occur until the time the vested retirement benefit first becomes eligible for commencement under the Plan and then shall equal the amount of the vested retirement benefit payable as a single life annuity commencing at such time under the Plan.

4.5	Offset Defined Contribution Amount. The "Offset Defined Contribution Amount" of a Participant is the sum of the following amounts:

(a)
The aggregate annual amount, calculated as an Actuarial Equivalent amount payable as a single life annuity commencing on the Participant's Retirement Date, of his vested plan accounts under any Defined Contribution Plan and/or any Non-Qualified Defined Contribution Plan (other than Employee Amounts under any such Plan) as of the most recent valuation date for determining the value of the plan accounts under such Plan which is coincident with or immediately precedes his Retirement Date; and

(b)
The aggregate annual amount, calculated as an Actuarial Equivalent amount payable as a single life annuity commencing on the Participant's Retirement Date, of his vested plan accounts which were distributed to him or on his behalf prior to the valuation date under subsection (a) above under any Defined Contribution Plan and/or any Non-Qualified Defined Contribution Plan (other than Employee Amounts under any such Plan), with such distributed vested plan accounts projected with interest from the date of distribution to his Retirement Date (using the interest rate specified in Actuarial Assumptions as in effect for each such year).

However, if the Participant's vested plan accounts described in subsection (b) under any such Plan thereunder have been transferred in a rollover under Section 402 of the Code to another plan maintained by the Company or an Affiliate and have not again been distributed to him or on his behalf, such vested plan accounts shall be taken into account under subsection (a) and not under subsection (b).

4.6	SERP Compensation Definitions.

(a)
"Compensation" of a Participant for a calendar year means the sum of the following amounts paid to him from the Company and all Affiliates during the calendar year: (i) his base salary, (ii) all amounts under all Short-Term Incentive Compensation Plans and (iii) if he is a Change of Control Participant and undergoes a Change of Control Termination, all amounts under all Long-Term Incentive Compensation Plans. A Participant's Compensation shall (i) not be reduced or otherwise affected by his Elective Amounts and (ii) in any event not include his Excluded Amounts.

(b)
"Elective Amounts" means (i) any reduction under any "cafeteria plan" as defined in Section 125 of the Code of compensation that would otherwise constitute Compensation and (ii) the deferral under any cash-or-deferred arrangement under Section 401(k) of the Code or under any nonqualified arrangement of any amount that would otherwise constitute Compensation. Any foregoing Elective Amount shall be credited to the Participant as Compensation during the calendar year when the reduced or deferred amount would have been paid (in the absence of the reduction or deferral election).

(c)
"Excluded Amounts" means (i) any bonus payment not paid pursuant to a formalized incentive compensation plan or arrangement covering executives of the Company or an Affiliate, (ii) any payment, whether paid before or after employment termination, pursuant to or in respect of any severance or change in control plan, arrangement, or agreement, including, without limitation, any Change of Control Agreement and (iii) any amount paid or payable under the Plan.

(d)
"Long-Term Incentive Compensation Plan" shall include (i) the Alltel Corporation Long-Term Performance Incentive Compensation Plan, or any successor thereto, as in effect from time to time, (ii) any arrangement providing incentive compensation determined on the basis of a measuring period in excess of twelve calendar months and (iii) any other long-term incentive bonus plan or arrangement that provides for payment of cash compensation. However, a Long-Term Incentive Compensation Plan in any event shall exclude (i) a Short-Term Incentive Compensation Plan, (ii) any arrangement providing incentive compensation determined on the basis of a measuring period not in excess of twelve calendar months, (iii) the Alltel Corporation Executive Deferred Compensation Plan, or any successor thereto, as in effect from time to time, (iv) the Alltel Corporation 1998 Management Deferred Compensation Plan, or any successor thereto, as in effect from time to time, (v) an Excess Plan, (vi) any plan qualified or intended to be qualified under Section 401(a) of the Code and any plan supplementary thereto (including, without limitation, an Excess Plan), (vii) any executive fringe benefits and (viii) any plan or arrangement under which stock, stock options, stock appreciation rights, restricted stock or similar options, stock or rights are issued.

(e)
"Short-Term Incentive Compensation Plan" shall include (i) the Alltel Corporation Performance Incentive Compensation Plan, or any successor thereto, as in effect from time to time, (ii) the Alltel Corporation Executive Incentive Compensation Plan, or any successor thereto, as in effect from time to time and (iii) any short-term incentive bonus plan or arrangement that provides for payment of cash compensation determined on the basis of a measuring period not in excess of twelve calendar months. However, a Short-Term Incentive Compensation Plan in any event shall exclude (i) a Long-Term Incentive Compensation Plan, (ii) the Alltel Corporation Executive Deferred Compensation Plan, or any successor thereto, as in effect from time to time, (iii) the Alltel Corporation 1998 Management Deferred Compensation Plan, or any successor thereto, as in effect from time to time, (iv) an Excess Plan, (v) any plan qualified or intended to be qualified under Section 401(a) of the Code and any plan supplementary thereto (including, without limitation, an Excess Plan), (vi) any executive fringe benefits and (vii) any plan or arrangement under which stock, stock options, stock appreciation rights, restricted stock or similar options, stock or rights are issued.

4.7	Retirement Plan Definitions.

(a)
"Defined Benefit Plan" means (i) the Pension Plan, (ii) any portion (or all) of any plan that is a defined benefit plan, as defined in ERISA, maintained at any time by the Company or an Affiliate that is intended at any time by the sponsor thereof to be a plan qualified under Section 401(a) of the Code and (iii) any plan listed in Schedule 4.7(a).

(b)
"Defined Contribution Plan" means (i) the 401(k) Plan, (ii) the Profit-Sharing Plan and (iii) any portion (or all) of any plan that is a defined contribution plan, as defined in ERISA, maintained at any time by the Company or an Affiliate that is intended at any time by the sponsor thereof to be a plan qualified under Section 401(a) of the Code. However, a Defined Contribution Plan excludes the portion of the Profit-Sharing Plan (or any other plan) attributable to any merger with or transfer of assets and liabilities from the Allied Telephone Company Profit Sharing Plan.

(c)
"Employee Amounts" means the balance of any plan accounts under any Defined Contribution Plan or Non-Qualified Defined Contribution Plan attributable to (i) employee after-tax contributions, (ii) elective contributions under Section 401(k) of the Code, (iii) rollover contributions under Section 402 of the Code, to the extent attributable to a distribution from a plan not at any time maintained by the Company or an Affiliate or to employee after-tax contributions or elective contributions under Section 401(k) of the Code or (iv) employee elective compensation reductions or deferrals under any non-qualified arrangement. However, Employee Amounts in any event shall exclude any plan accounts (i) attributable to matching contributions described in Section 401(m) of the Code of a Defined Contribution Plan maintained by the Company or an Affiliate or (ii) under any non-qualified arrangement that would be matching contributions described in Section 401(m) of the Code if the non-qualified arrangement were part of a Defined Contribution Plan.

(d)	"Excess Plan" means the Alltel Corporation Benefit Restoration Plan, or any successor thereto, as in effect from time to time.

(e)	"401(k) Plan" means the Alltel Corporation 401(k) Plan (formerly known as the Alltel Corporation Thrift Plan), or any successor thereto, as in effect from time to time.

(f)
"Non-Qualified Defined Benefit Plan" means the portion of an Excess Plan that provides a defined benefit and the portion (or all) of any plan that is a defined benefit plan, as defined in ERISA, maintained at any time by the Company or an Affiliate that is not intended at any time by the sponsor thereof to be a plan qualified under Section 401(a) of the Code. For purposes of this definition, whether an arrangement is a defined benefit plan as defined in ERISA shall be determined without regard to Section 3(36) of ERISA, Section 4 of ERISA, or any other provision of ERISA that provides a partial or total exclusion from coverage under or applicability of ERISA, without regard to whether the arrangement covers more than one employee and without regard to whether the arrangement meets any formality requirements to be considered a plan.

(g)
"Non-Qualified Defined Contribution Plan" means (i) those portions of an Excess Plan, the Alltel Corporation Executive Deferred Compensation Plan, or any successor thereto, as in effect from time to time, the Alltel Corporation 1998 Management Deferred Compensation Plan, or any successor thereto, as in effect from time to time, the Alltel Corporation Performance Incentive Plan or any successor thereto, as in effect from time to time, the Alltel Corporation Executive Incentive Compensation Plan, or any successor thereto, as in effect from time to time, and the Alltel Corporation Long-Term Incentive Compensation Plan, or any successor thereto, as in effect from time to time, that provides deferred compensation based on a hypothetical defined contribution, (ii) the portion (or all) of any plan that is a defined contribution plan, as defined in ERISA, maintained at any time by the Company or an Affiliate that is not intended at any time by the sponsor thereof to be a plan qualified under Section 401(a) of the Code and (iii) any plan or arrangement listed in Schedule 4.7(g). For purposes of this definition, whether an arrangement is a defined contribution plan as defined in ERISA shall be determined without regard to Section 3(36) of ERISA, Section 4 of ERISA, or any other provision of ERISA that provides a partial or total exclusion from coverage under or applicability of ERISA, without regard to whether the arrangement covers more than one employee and without regard to whether the arrangement meets any formality requirements to be considered a plan.

(h)	"Pension Plan" means the Alltel Corporation Pension Plan, or any successor thereto, as in effect from time to time.

(i)	"Profit-Sharing Plan" means the Alltel Corporation Profit-Sharing Plan, or any successor thereto, as in effect from time to time.

4.8	Actuarial Equivalent Definitions.

(a)
"Actuarial Assumptions" means (i) mortality on the basis of a fixed blend of 50 percent male mortality rates and 50 percent female mortality rates from the 1983 GAM table, as published in Revenue Ruling 95-6, 1995-1 C.B. 80 (without regard to any modification thereof) and (ii) the annual interest rate on 30-year Treasury securities for the month of November (published in December) immediately preceding the calendar year containing the date as of which the Actuarial Equivalent amount is being determined. The blended mortality basis specified in the immediately preceding sentence shall be applied without setback, projection or other adjustment and without regard to the gender of the payee(s).

(b)	"Actuarial Equivalent" means an amount which is the actuarial equivalent of a stated benefit determined using the Actuarial Assumptions.

4.9	Change of Control Compensation Definitions.

(a)
"Applicable Base Salary" of a Participant means the higher of his (i) annual base salary in effect immediately prior to the occurrence of a Change of Control or (ii) annual base salary in effect immediately prior to the occurrence of his Change of Control Termination.

(b)
"Applicable Elective Amounts" means (i) any reduction under any "cafeteria plan" as defined in Section 125 of the Code of compensation that would otherwise constitute Change of Control Compensation and (ii) the deferral under any cash-or-deferred arrangement under Section 401(k) of the Code or under any nonqualified arrangement of any amount that would otherwise constitute Change of Control Compensation. Any foregoing Elective Amount shall be credited to the Participant as Compensation during the calendar year when the reduced or deferred amount would have been paid (in the absence of the reduction or deferral election).

(c)
"Applicable Excluded Amounts" means (i) any bonus payment not paid or payable pursuant to a formalized Incentive Compensation Plan or arrangement covering executives of the Company or an Affiliate, (ii) any payment, whether paid or payable before or after employment termination, pursuant to or in respect of any severance or change in control plan, arrangement, or agreement, including, without limitation, any Change of Control Agreement and (iii) any amount paid or payable under the Plan.

(d)
"Applicable Incentive Compensation" means the higher of the (i) aggregate maximum amounts which could be paid to the Participant pursuant to all Incentive Compensation Plans for the fiscal year or other measuring period which includes the occurrence of a Change of Control, or (ii)  aggregate maximum amounts which could be paid to the Participant pursuant to all Incentive Compensation Plans for the fiscal year or other measuring period which includes his Change of Control Termination, in either case assuming that he was continuously employed by the Company or an Affiliate on the terms and conditions, including, without limitation, the terms of the Incentive Compensation Plans, in effect immediately prior to the Change of Control or his Change of Control Termination, whichever applies, until the last day of that fiscal year or other measuring period. For purposes of this definition, amounts payable to the Participant pursuant to an Incentive Compensation Plan for the fiscal year or other measuring period which includes the Change of Control or his Change of Control Termination, as applicable (the "applicable year/period") shall not include amounts attributable to a fiscal year or other measuring period that commenced prior to the applicable year/period and that become payable during the applicable year/period.

(e)
"Change of Control Compensation" of a Change of Control Participant who undergoes a Change of Control Termination means the sum of his (i) Applicable Base Salary and (ii) Applicable Incentive Compensation. His Change of Control Compensation shall (i) not be reduced or otherwise affected by his Applicable Elective Amounts and (ii) in any event not include his Applicable Excluded Amounts.

(f)
"Incentive Compensation Plan" shall include all (i) Short-Term Incentive Compensation Plans and (ii) Long-Term Incentive Compensation Plans. However, an Incentive Compensation Plan in any event shall exclude (i) the Alltel Corporation Executive Deferred Compensation Plan, or any successor thereto, as in effect from time to time, (ii) the Alltel Corporation 1998 Management Deferred Compensation Plan, or any successor thereto, as in effect from time to time, (iii) an Excess Plan, (iv) any plan qualified or intended to be qualified under Section 401(a) of the Code and any plan supplementary thereto (including, without limitation, an Excess Plan), (v) any executive fringe benefits and (vi) any plan or arrangement under which stock, stock options, stock appreciation rights, restricted stock or similar options, stock or rights are issued.

ARTICLE V
VESTING

5.1
Vesting Requirements. A Participant must become vested to be entitled to receive a SERP Accrued Benefit. A Participant shall become "vested" in his SERP Accrued Benefit under any one of the following circumstances:

(a) Attaining his Normal Retirement Date (under Section 5.2);
(b) Attaining his Early Retirement Date (under Section 5.3); or
(c) Attaining his Special Early Retirement Date (under Section 5.4).

5.2	Normal Retirement Date. A Participant shall attain his "Normal Retirement Date" upon the earlier to occur of the following:

(a)
Age 65 + 5 Years. The Participant (i) is alive, (ii) is an Employee of the Company or an Affiliate, (iii) has five or more Years of Vesting Service (each of which were earned in a calendar year beginning after the date on which occurred the action of the Board designating him as a Participant in the Plan or Prior Plan) and (iv) has surpassed the last day of the calendar month of his 65th birthday; or

(b)
Change of Control Termination. The Participant (i) is a Change of Control Participant, (ii) is alive, (iii) has attained his Early Retirement Date under Section 5.3 (other than by reason of his Change of Control Termination) and (iv) has undergone a Change of Control Termination.

A Participant who dies while an Employee of the Company or an Affiliate, therefore, shall not be considered to have attained his Normal Retirement Date as a result thereof.

5.3	Early Retirement Date. If a Participant has not attained his Normal Retirement Date, he shall attain his "Early Retirement Date" on the earliest to occur of the following:

(a)
Age 55 + 20 Years. The Participant (i) is alive, (ii) is an Employee of the Company or an Affiliate, (iii) has 20 or more Years of Vesting Service and (iv) has surpassed the last day of the calendar month of his 55th birthday;

(b)
Age 60 + 15 Years. The Participant (i) is alive, (ii) is an Employee of the Company or an Affiliate, (iii) has 15 or more Years of Vesting Service and (iv) has surpassed the last day of the calendar month of his 60th birthday;

(c)	Change of Control Termination. The Participant (i) is a Change of Control Participant, (ii) is alive and (iii) has undergone a Change of Control Termination; or

(d)	Death. The Participant dies while an Employee of the Company or an Affiliate.

5.4
Special Early Retirement Date. If a Participant is a Special Early Retirement Participant and has not attained his Normal Retirement Date, he shall attain his "Special Early Retirement Date" upon either of the following:

(a)
Age 45 + 3 Years. The Participant (i) is designated by the Board as eligible for this subsection (as such Participant is listed in Schedule 2.13), (ii) is alive, (iii) is an Employee of the Company or an Affiliate, (iv) has surpassed the last day of the calendar month of his 45th birthday and (v) has three or more Years of Vesting Service (each of which were earned in a calendar year beginning after December 31, 2003); or

(b)
Age 45 + 5 Years. The Participant (i) is designated by the Board as eligible for this subsection (as such Participant is listed in Schedule 2.13), (ii) is alive, (iii) is an Employee of the Company or an Affiliate, (iv) has surpassed the last day of the calendar month of his 45th birthday and (v) has five or more Years of Vesting

        Service (each of which were earned in a calendar year beginning after his Participation Date).

A Participant who undergoes a Change of Control Termination or dies while an Employee of the Company or an Affiliate, therefore, shall not be considered to have attained his Special Early Retirement Date as a result thereof.

5.5
Non-Vested Termination. Upon a Participant’s termination of employment with the Company and all Affiliates before meeting any of the vesting requirements under Section 5.1, he shall not receive any benefit from the Plan whatsoever. If a Participant is reemployed, he may receive credit for his prior Years of Vesting Service under Section 9.3.

5.6
Competition With Alltel. To the extent permitted by Section 409A of the Code, notwithstanding any other provision of the Plan, if the Retirement of a Participant occurs prior to his Early Retirement Date and prior to his 55th birthday, no benefits under the Plan with respect to the Participant shall be paid or payable with respect to any calendar month during which the Participant is in Competition with Alltel, and the Company shall be entitled to recover (including, without limitation, by offset against future benefits otherwise payable under the Plan) from the Participant the aggregate dollar amount of any benefits under the Plan paid to or with respect to the Participant with respect to any calendar month during which the Participant is in Competition With Alltel. (Benefits otherwise payable under the Plan shall resume for calendar months following the calendar month in which the Participant ceases to be in (and is not in) Competition with Alltel.)

For purposes hereof, "Competition With Alltel" shall mean that, prior to his 55th birthday, the Participant, directly or indirectly (whether as an officer, director, employee, sales representative, agent, principal, proprietor, consultant, advisor, partner, lender, investor or otherwise), engages in any aspect of the communications business in which the Company or any Affiliate is engaged as a material portion of its business or any other business in which the Company or any Affiliate is engaged as a material portion of its business; except that the foregoing provisions shall not prevent the Participant from owning, solely for investment purposes, up to five percent of the issued and outstanding capital stock of any publicly traded company, or serving on the board of directors of any company that the Chief Executive Officer of the Company approves, which approval shall not be unreasonably withheld.

5.7	Years of Vesting Service. With respect to a Participant, his "Years of Vesting Service" means the sum of the following years:

(a)
For periods prior to January 1, 1989, each year of vesting service with which he was credited on December 31, 1988, if any, under the January 1, 1985 Restatement of the Pension Plan, as in effect on December 31, 1988; and

(b)
For periods after December 31, 1988, each calendar year in which the Participant completes at least 1,000 hours of service with the Company or an Affiliate (including only those hours of service completed with an Affiliate while it was an Affiliate with respect to the Company). For purposes of this subsection (b), hours of service shall be determined in accordance with Department of Labor Regulations Sections 2530.200b-2(a) and 2530.200b-3(e)(1)(iv) (under which an employee is credited with 190 hours of service for each month, as a calendar month, for which the employee would be credited with at least one hour of service under Department of Labor Regulation Sections 2530.200b-2).

Notwithstanding the foregoing, the Participants listed in Schedule 5.7 shall be credited with additional Years of Vesting Service as indicated thereunder.

ARTICLE VI
RETIREMENT BENEFIT

6.1
SERP Retirement Benefit.  If a Participant is vested under Article V as a result of attaining his Normal Retirement Date, Early Retirement Date or Special Early Retirement Date under Section 5.2, 5.3 or 5.4, then, upon his Retirement, he shall receive a monthly retirement benefit equal to 1/12 of his SERP Accrued Benefit (determined as of his Retirement Date or, if applicable, as thereafter may be reduced by Section 4.4), to be paid in the form provided under Section 6.2 and commencing as provided in Section 6.3.

6.2
Form of Payments. A Participant’s retirement benefit amount under Section 6.1 shall be paid to him in the form of a monthly single life annuity, with the (i) first monthly payment paid as provided in Section 6.3 and (ii) last monthly payment paid for the calendar month of his death. If the Participant is deceased on the date that any specific monthly payment would otherwise be due to be paid to him under this Section 6.2 or Section 6.3, such payment shall be made to his surviving Spouse (or, if none, to the Participant's estate).

6.3
Commencement of Benefit. A Participant’s retirement benefit shall commence on the first day of the seventh month immediately following his Retirement. The foregoing first payment of his retirement benefit also shall include the amount (without interest) of the payments he would have received had his retirement benefit from the Plan begun on the first day of the first month following his Retirement.

6.4
Spouse Post-Retirement Death Benefit. Upon the death of a Participant on or after the first day of the month after his Retirement, his surviving Spouse (if any) shall receive a post-retirement death benefit equal to 50% of the Participant's retirement benefit amount payable under Section 6.1. The foregoing post-retirement benefit amount shall be paid to the surviving Spouse in the form of a monthly single life annuity, with the (i) first monthly payment paid for the month after the month of the Participant's death and (ii) last monthly payment paid for the calendar month of the surviving Spouse's death. If the Participant dies without a surviving Spouse, no post-retirement death benefit shall be paid to any person. If the surviving Spouse is deceased on the date that any specific monthly payment would otherwise be due to be paid to the surviving Spouse under this Section 6.4, such payment shall be made to the surviving Spouse's estate.

6.5
Lump Sum for Small Benefit. Notwithstanding Section 6.2 or any other provision of this Article, if the Actuarially Equivalent amount of a Participant’s retirement benefit amount under Section 6.1 (including the value of the spousal post-retirement death benefit under Section 6.4, without regard to whether the Participant has a Spouse as of his Retirement Date or thereafter), calculated as a lump sum present value as of his Retirement Date, is under $20,000, his retirement benefit shall be paid to him in a lump sum payment equal to the amount thereof, to be paid (without interest) on the first day of the seventh month immediately following the month in which his Retirement occurs. The foregoing lump sum payment shall constitute full satisfaction by the Plan of any payment obligation of the Participant's retirement benefit (and post-retirement death benefit) under this Article and any preretirement death benefit under Article VII. If the Participant is deceased on the date that the lump sum payment would otherwise be due to be paid to him under this Section 6.5, such payment shall be made to his surviving Spouse (or, if none, to the Participant's estate).

6.6
Lump Sum for Change of Control Termination. Notwithstanding Section 6.2 or any other provision of this Article, if a Change of Control Participant undergoes a Change of Control Termination, his retirement benefit shall be paid to him in a lump sum payment equal to the Actuarially Equivalent amount of the Participant’s retirement benefit amount under Section 6.1 (including the value of the spousal post-retirement death benefit under Section 6.4, without regard to whether the Participant has a Spouse as of his Retirement Date or thereafter), calculated as a lump sum present value as of his Retirement Date, to be paid (without interest) on the first day of the seventh month immediately following the month in which his Retirement occurs. The foregoing lump sum payment shall constitute full satisfaction by the Plan of any payment obligation of the Participant's retirement benefit (and post-retirement death benefit) under this Article and any preretirement death benefit under Article VII. If the Participant is deceased on the date that the lump sum payment would otherwise be due to be paid to him under this Section 6.6, such payment shall be made to his surviving Spouse (or, if none, to the Participant's estate).

ARTICLE VII
PRERETIREMENT DEATH BENEFIT

7.1
SERP Preretirement Death Benefit. If a Participant is vested under Article V as a result of attaining his Normal Retirement Date, Early Retirement Date or Special Early Retirement Date under Section 5.2, 5.3 or 5.4, then, upon his Preretirement Death, his surviving Spouse (if any) shall receive a monthly preretirement death benefit equal to 50% of 1/12 of his SERP Accrued Benefit (determined as of his Retirement Date or, if applicable, as thereafter may be reduced by Section 4.4), to be paid in the form provided under Section 7.2 and commencing as provided in Section 7.3. If the Participant dies without a surviving Spouse, no preretirement death benefit shall be paid to any person.

7.2
Form of Payments. A Participant’s preretirement death benefit amount under Section 7.1 shall be paid to his surviving Spouse in the form of a monthly single life annuity, with the (i) first monthly payment paid as provided in Section 7.3 and (ii) last monthly payment paid for the calendar month of the surviving Spouse's death. If the surviving Spouse is deceased on the date that any specific monthly payment would otherwise be due to be paid to the surviving Spouse under this Section 7.2, such payment shall be made to the surviving Spouse's estate.

7.3	Commencement of Benefit. A Participant’s preretirement death benefit shall commence on the first day of the month immediately following his Preretirement Death.

7.4
Lump Sum for Small Benefit. Notwithstanding Section 7.2 or any other provision of this Article, if the Actuarially Equivalent amount of a Participant’s preretirement death benefit amount under Section 7.1, calculated as a lump sum present value as of the Participant's Retirement Date, is under $20,000, his preretirement death benefit shall be paid to his surviving Spouse in a lump sum payment equal to the amount thereof, to be paid on the first day of the month immediately following the month in which his Preretirement Death occurs. The foregoing lump sum payment shall constitute full satisfaction by the Plan of any payment obligation of the Participant's preretirement death benefit under this Article and any retirement benefit (and post-retirement death benefit) under Article VI. If the surviving Spouse is deceased on the date that the lump sum payment would otherwise be due to be paid to the surviving Spouse under this Section 7.4, such payment shall be made to the surviving Spouse's estate.

ARTICLE VIII
HEALTH AND DENTAL BENEFITS

8.1
Equivalent Benefits. Subject to Section 1.3, the Company shall provide to a retired Participant who receives a retirement benefit under Section 6.1, a spouse to whom the retired Participant is legally married (in this Article, his "spouse"), and the retired Participant's eligible dependents, and/or to a Spouse of a Participant who receives a post-retirement death benefit under Section 6.4 or a pre-retirement death benefit under Section 7.1, health and dental benefits equivalent to the health and dental benefits provided to active employees of the Company, spouses of active employees of the Company, and their eligible dependents under the health and dental plans of the Company (or, in the event the Company does not maintain such a plan or plans, another comparable plan or plans of an Affiliate), as in effect from time to time, and under any additional and/or supplemental plans provided to executives of the Company and their spouses and eligible dependents (or, in the event the Company does not maintain such a plan or plans, another comparable plan or plans of an Affiliate), as in effect from time to time (the "equivalent coverage"). For purposes of this Article VIII, eligible dependents shall be those dependents of the retired Participant, his spouse, or surviving Spouse, as applicable, that meet the requirements of the applicable coverage to be eligible for dependent coverage.

8.2
Coordination with Government Provided Coverage. Subject to any applicable legal requirements, the equivalent coverage may coordinate with any government provided coverage (with the government provided coverage as primary) to the extent that the government provided coverage is provided to the recipient without any requirement that the recipient pay any premium or make any contribution as a condition of receiving the government provided coverage and to the extent that the equivalent coverage (with coordination) and the government provided coverage provide coverage at least equal to the equivalent coverage (without coordination).

8.3
Coverage Period. The equivalent coverage shall be provided by the Company for the lifetime of the retired Participant, his spouse or surviving Spouse, as applicable. The equivalent coverage shall be provided by the Company without any requirement for the recipient thereof to pay any premium or contribution as a condition of receiving the coverage. The Company shall provide the equivalent coverage through its established plans in effect from time to time or through any other means, at the Company's option. The Participant, his spouse, surviving Spouse, and/or dependents shall provide reasonable cooperation to the Company in obtaining any insurance for the equivalent coverage that the Company desires to purchase.

8.4
Tax Gross-Up Payments on Equivalent Coverage. Subject to the provisions of Sections 1.3 and 8.5 through 8.8, if taxes are imposed on the retired Participant, his spouse, surviving Spouse, or dependents with respect to the equivalent coverage and/or benefits received under the equivalent coverage that are greater than the amount of taxes (if any) that would be imposed with respect to the equivalent coverage and/or benefits received under the equivalent coverage if it were received by an active employee (and/or spouses and dependents) of the Company or an Affiliate through a generally applicable plan or plans, the Company shall make additional cash payments to the retired Participant, his spouse, surviving Spouse, and/or dependents (a "Gross-Up Payment") in an amount equal to the additional taxes imposed on the retired Participant, his spouse, Surviving Spouse and/or dependents and an amount sufficient to pay the cumulative taxes (including any interest and penalties imposed with respect to such taxes) relating to the Gross-Up Payment so that the equivalent coverage and/or benefits received under the equivalent coverage received by the retired Participant, his spouse, Surviving Spouse and/or dependents pursuant to this Section 8.4 after reduction for taxes is an amount equal to the equivalent coverage and/or benefits if it were received by an active employee (and/or spouses and dependents) of the Company or an Affiliate through a generally applicable plan or plans after reduction for taxes (if any). Notwithstanding the foregoing or the other provisions of this Article VIII, to the extent that the Gross-Up Payment recipient would be entitled to a tax gross-up payment from the Company with respect to the equivalent coverage and/or benefits and/or Gross-Up Payment provided under this Section 8.4 under any other agreement, the Gross-Up Payment provisions of this Article VIII shall not apply

8.5
Tax Gross-Up Payment Calculations. All determinations required to be made with respect to the Tax Gross-Up Payments, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at the determination, shall be made by a nationally recognized certified public accounting firm designated by the Gross-Up Payment recipient (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Gross-Up Payment recipient within 30 days after the receipt of notice from the Gross-Up Payment recipient in accordance with Section 8.6, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined in accordance with this Section 8.5, shall be paid by the Company to the Gross-Up Payment recipient within five days after the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no amount is payable by the Company to the Gross-Up Payment recipient, it shall so indicate to the Gross-Up Payment recipient in writing. Any determination by the Accounting Firm shall be binding upon the Company and the Gross-Up Payment recipient. As a result of uncertainty in the application of the Code at the time of the initial determination by the Accounting Firm, it is possible that Gross-Up Payments that the Company should have made will not have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event the Company exhausts its remedies in accordance with Section 8.5 and the Gross-Up Payment recipient thereafter is required to make a payment of any tax in respect of the claim, the Accounting Firm shall determine the amount of Underpayment that has occurred and the Underpayment shall be promptly paid by the Company to or for the benefit of the Gross-Up Payment recipient.

8.6
Submitting a Gross-Up Payment Claim. The Gross-Up Payment recipient shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require a Gross-Up Payment (that has not already been paid by the Company). The notification shall be given as soon as practicable but no later than ten business days after the Gross-Up Payment recipient is informed in writing of the claim and shall apprise the Company of the nature of the claim and the date on which the claim is requested to be paid. The Gross-Up Payment recipient shall not pay the claim prior to the expiration of the 30-day period following the date on which the Gross-Up Payment recipient gives notice to the Company or any shorter period ending on the date that any payment of taxes with respect to the claim is due.

8.7
Challenging Tax Claims. If the Company notifies the Gross-Up Payment recipient in writing prior to the expiration of the 30-day period that it desires to contest the claim, the Gross-Up Payment recipient shall (i) give the Company any information reasonably requested by the Company relating to the claim, (ii) take any action in connection with contesting the claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to the claim by an attorney reasonably selected by the Company, (iii) cooperate with the Company in good faith in order effectively to contest the claim; and (iv) permit the Company to participate in any proceedings relating to the claim.

The Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with the contest and shall indemnify and hold the Gross-Up Payment recipient harmless, on an after-tax basis, for any tax (including interest and penalties with respect thereto) imposed as a result of the representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Section, the Company shall control all proceedings taken in connection with the contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of the claim and may, at its sole option either direct the Gross-Up Payment recipient to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Gross-Up Payment recipient agrees to prosecute the contest to a determination before any administrative tribunal, in a court of initial jurisdiction, and in one or more appellate courts, as the Company shall determine. If the Company directs the Gross-Up Payment recipient to pay the claim and sue for a refund, the Company shall advance the amount of the payment to the Gross-Up Payment recipient, on an interest-free basis, and shall indemnify and hold the Gross-Up Payment recipient harmless, on an after-tax basis from any tax (including interest or penalties with respect thereto) imposed with respect to the advance or with respect to any imputed income with respect to the advance; and any extension of the statute of limitations relating to payment of taxes for the taxable year of the Gross-Up Payment recipient with respect to which the contested amount is claimed to be due shall be limited solely to the contested amount. The Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Gross-Up Payment recipient shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

8.8
Company's Right to Tax Refunds. If, after the receipt by the Gross-Up Payment recipient of an amount advanced by the Company pursuant to paragraph Section 8.7, the Gross-Up Payment recipient becomes entitled to receive any refund with respect to the claim, the Gross-Up Payment recipient shall, subject to the Company's compliance with the provisions of Section 8.7, promptly pay to the Company the amount of the refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Gross-Up Payment recipient of an amount advanced by the Company pursuant to paragraph Section 8.7, a determination is made that the Gross-Up Payment recipient shall not be entitled to any refund with respect to the claim and the Company does not notify the Gross-Up Payment recipient in writing of its intent to contest the denial of refund prior to the expiration of 30 days after the determination, then the advance shall be forgiven and shall not be required to be repaid and the amount of the advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

ARTICLE IX
SPECIAL PROVISIONS

9.1	Leaves of Absence. Years of Vesting Service shall include leaves of absence authorized by the Company and such other periods of employment as determined by the Committee.

9.2
Changes of Employment Status. If a Participant ceases to be an Eligible Executive as a result of a change in employment status, the Participant shall be suspended from participation in the Plan and shall therefore cease to accrue additional benefits after the effective date of such employment status change. Such Participant’s SERP Accrued Benefit shall be calculated as if he incurred a termination of employment on the date of the employment status change.

9.3
Reemployment. Upon a Participant’s non-vested termination of employment, his SERP Accrued Benefit and Years of Vesting Service shall be immediately forfeited. If the Participant is ever reemployed as an Employee eligible to participate in the Plan under Section 3.1, the Committee may, in its sole discretion, reinstate all or some of his SERP Accrued Benefit and Years of Vesting Service.

If a Participant was vested under Section 5.1 as of his termination of employment and he is ever reemployed and eligible to participate in the Plan under Section 3.1, he shall participate in the Plan and continue to accrue increases to his SERP Accrued Benefit. If his retirement benefit has commenced, the Committee in its discretion may suspend the benefit to the extent permitted under Section 409A of the Code. In any event, upon subsequent retirement, his retirement benefit will be recalculated to take into account subsequent increases to his accrued benefit and previous retirement benefit payments.

Notwithstanding the foregoing, in the case of a Participant who is reemployed and was a Grandfathered Participant, the Prior Plan as in existence on October 3, 2004 shall exclusively govern such Participant’s benefit under the Prior Plan in all respects, including, but not limited to, the suspension or recommencement of such benefit under this Section 9.3. However, the Prior Plan as in effect on January 1, 2005 and the Plan hereunder shall exclusively govern any benefit accrued by such Participant for services performed on or after January 1, 2005, provided there shall be no duplication of benefits regarding the benefit of such Participant under the Prior Plan in existence on October 3, 2004 and the benefit under the Prior Plan in effect as of January 1, 2005 and the Plan hereunder. The Committee shall prescribe procedures for the calculation of benefits for such Participants.

9.4
Delay and Acceleration of Payments. The Committee may, in its sole discretion, accelerate any payment to the extent such acceleration is permitted under Section 409A of the Code. The Committee may, in its sole discretion, delay payment of any amount to the extent such delay is permitted or required under Section 409A of the Code. For purposes of the Plan, the phrase "permitted or required by Section 409A of the Code" shall mean that the action shall only be permitted to the extent it would not cause the SERP Accrued Benefit to be includible in the gross income of a Participant or Spouse under Section 409A(a)(1) of the Code.

ARTICLE X
ADMINISTRATION AND FINANCING

10.1
Plan Administration. The Plan Administrator shall be the Company, except that any discretionary determination provided for in the Plan with respect to the timing, amount, or form of a Participant’s benefit under the Plan shall be made by the Committee. The Board may from time to time designate an individual or committee to carry out any duties or responsibilities of the Board hereunder (not including any duty or responsibility specifically charged to the Committee). If at any time there is no Committee, the Board shall have any duty or responsibility charged specifically to the Committee hereunder. Notwithstanding the foregoing, no person shall vote or take action on a matter solely with respect to his own Plan benefit.

10.2
Claims Procedures. If a Participant’s claim for benefits is denied (in whole or in part), he shall receive, within 90 days after receipt of the claim (180 if special circumstances apply), a written explanation from the Committee detailing the specific reasons for the denial, the specific references to the plan provisions on which the denial is based, a description of any additional information needed from him and why such information is required, and a description of the Plan’s appeal procedures, including applicable time limits and a statement of his right to bring a civil action under Section 502(a) of ERISA.

The Participant, or any person he may choose to represent him, may ask the Committee for a review of his denied claim within 60 days after his claim has been denied. His request, which must be in writing, should include the following information: The date the Participant submitted his original request for benefits, the specific portion of the denial notice that he wishes the Committee to review, the reason why he thinks his original request should be approved and any written material that he wishes the Committee to consider when reviewing his request. The Participant may also request that all documents, records and other information relevant to his claim be made available for his review. The Participant may submit information for review regardless of whether it was considered in the original claim review.

The Committee or other named fiduciaries for appeals shall conduct a full and fair review of the claim and appeal and notify the Participant of its decision within 60 days (120 if special circumstances apply). That decision shall be in writing and shall include the specific reasons and references to the pertinent Plan provisions on which the decision is based.

10.3
Committee Authority. The Committee shall have the full discretionary authority to interpret and construe the Plan, including the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and otherwise decide or resolve any and all questions including interpretations of the Plan, including as otherwise provided under Section 10.1. A majority vote of the Committee members shall control any decision.

10.4
Agents. The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

10.5
Binding Effect of Decisions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and applica-tion of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

10.6
Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan on account of such member’s service on the Committee except in the case of gross negligence or willful misconduct.

10.7
ERISA Top Hat Plan Unfunded Plan. The Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, to the extent permitted under Section

        409A of the Code, the Company or Participating Affiliate may terminate the Plan and make no further benefit payments, or remove certain employees as Participants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

10.8
Company Obligation. The obligation to make benefit payments to any Participant under the Plan shall be an obligation solely of the Company or a Participating Affiliate with respect to the benefit receivable from the Company or a Participating Affiliate and shall not be an obligation of another company.

10.9
Interest of Participants. A Participant, his spouse and surviving Spouse shall have no legal or equitable rights, interest or claims in any property or assets of the Company or a Participating Affiliate, nor shall they be beneficiaries of, or have any rights, claims or interests in, any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Company or a Participating Affiliate. Such policies or other assets shall not be held for the benefit of Participants and their spouses or surviving Spouses, or held in any way as collateral security for the fulfilling of the obligations of the Company or a Participating Affiliate under the Plan. Any and all of the assets of the Company and a Participating Affiliate shall be, and remain, the general, unpledged, unrestricted assets thereof. The Company and Participating Affiliate’s obligations under the Plan shall be that of an unfunded and unsecured promise to pay money in the future. The benefits payable under the Plan shall be paid by the Company from the general assets.

10.10
Trust Fund. The Company or a Participating Affiliate shall be responsible for the payment of all benefits provided under the Plan regarding a Participant employed by the Company or Participating Affiliate. The benefits payable under the Plan shall be paid by the Company from the general assets. At its discretion, the Company may establish one or more trusts, with such trustees as the Company may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company or Participating Affiliate’s general creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Company or Participating Affiliate shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company or Participating Affiliate.

ARTICLE XI
AMENDMENT AND TERMINATION

11.1
Amendment. The Board from time to time may amend, in whole or in part, any or all of the provisions of the Plan, effective as of any date specified in the action by the Board, except that no such action, other than an action that increases benefits provided by the Plan, taken by the Board on or after the date a Change of Control or Change of Control Termination has occurred with respect to a Participant or on or after the date on which a Participant's Special Early Retirement Date, Early Retirement Date or Normal Retirement Date, or death, as applicable, has occurred shall be effective with respect to the Participant (or the Participant’s surviving Spouse, or other person claiming through the Participant or surviving Spouse), unless the Participant (or the Participant's surviving Spouse or such other person) consents in writing thereto. Any action of the Board amending, suspending, or terminating the Plan shall be set forth in a written resolution of the Board. The Committee shall furnish a copy of the written resolution to each Participant affected thereby or person claiming benefits under the Plan through a Participant affected thereby as soon as practicable after the adoption of the resolution. To the extent permitted under Code Section 409A, and subject to the foregoing, any amendments may provide different benefits or amounts of benefits from those set forth hereunder.

11.2	Suspension, Termination. The Company may, in its sole discretion, suspend or terminate the Plan at any time, in whole or in part, as permitted under Section 409A of the Code.

11.3
Termination Upon a Change of Control. Without limiting Section 11.2, the Company may, in its sole discretion, terminate the Plan and distribute all benefits under the Plan to Participants and surviving Spouses in a lump sum payment within the 30-day period preceding or during the 12-month period following a change in control of the Company as permitted under Section 409A of the Code.

ARTICLE XII
MISCELLANEOUS

12.1
Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable under the Plan, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, nor be transferable by operation of law in the event of his or any other person’s bankruptcy or insolvency.

However, if, as a result of a divorce, a Participant is responsible for child support, alimony, or marital property rights payments, his benefit under the Plan may be assigned to meet those payments, if a qualifying domestic relations order has been issued for the Plan, as approved by the Committee.

12.2
Protective Provisions. A Participant will cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, by taking such physical examinations as the Company may deem necessary and taking such other action as may be requested by the Company.

12.3
Gender and Number. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine and the neuter in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

12.4	Captions. The captions of the articles, sections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

12.5	Governing Law. The provisions of the Plan shall be construed and interpreted according to the laws of the State of Delaware, except to the extent preempted by ERISA.

12.6
Validity. In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

12.7
Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certi-fied mail to any member of the Committee or the Secretary of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company’s address. Mailed notice to a Participant or Spouse shall be directed to the individual’s last known address in the Company’s records.

12.8
Successors. The provisions of the Plan shall bind and inure to the benefit of the Company and a Participating Affiliate and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company or a Participating Affiliate, and successors of any such corporation or other business entity.

12.9	Withholding. The Company shall withhold from payments made hereunder to any Participant or Spouse any taxes required to be withheld from such payments under federal, state or local law.

12.10
Payment to Guardian. If a Plan benefit is payable to a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment of such Plan benefit to the legal repre-sentative or person having the care and custody of such incompetent or person. The Committee may require proof of incom-petency or incapacity as it may deem appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Company and Participating Affiliate from all liability with respect to such benefit.

12.11
Release. Notwithstanding any provision of the Plan, neither the Company nor any Affiliate shall be obligated to make payment of any benefit to a Participant under the Plan unless such Participant first executes a release, in a form provided by the Company, of all current claims, known or unknown, against the Company, its Affiliates, its officers, directors, shareholders, employees and agents arising on or before the date of the release, including but not limited to all claims arising out of his employment with the Company or its Affiliates or the termination of such employment, and to the extent such payment is subject to the seven-day revocation period prescribed by the Age Discrimination in Employment Act of 1967, as amended, or to any similar revocation period in effect on the date of termination of his employment, such revocation period has expired.

12.12
Miscellaneous Employment. The establishment of the Plan does not give a Participant the legal right to continued employment with the Company or an Affiliate. Further, a Participant’s eligibility or his right to benefits under the Plan should not be interpreted as any guarantee of employment.

12.13
Acceptance of Benefits. By accepting any benefits under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, Board or the Company, in any case in accordance with the terms and conditions of the Plan.

ARTICLE XIII
PRIOR PLAN

13.1
Grandfathered Participant. The Prior Plan as in existence on October 3, 2004 shall exclusively govern the benefits payable to any participant of the Prior Plan who was vested as of December 31, 2004, ceased to be an Employee prior to January 1, 2005 and otherwise accrued no further benefit under the Prior Plan after December 31, 2004 (a "Grandfathered Participant"). A Grandfathered Participant, therefore, includes an individual who was in pay status under the Prior Plan as of December 31, 2004 or who ceased to be an Employee prior to January 1, 2005 and who was entitled to a vested benefit under the Prior Plan (even if the benefit had not begun by December 31, 2004). The Prior Plan as in existence on October 3, 2004 has not been modified with respect to any Grandfathered Participant. Accordingly, pursuant to the foregoing, the Prior Plan as in existence on October 3, 2004 shall continue to apply by its terms to each Grandfathered Participant, without regard to any provision of Section 409A of the Code.

13.2
Interim Participant. The Prior Plan as amended after October 3, 2004 shall govern the benefits payable to each Participant of the Prior Plan who was an Employee at any time on or after January 1, 2005 but not on and after the Restatement Effective Date (an "Interim Participant"). An Interim Participant, therefore, includes an individual who received his entire benefit under the Prior Plan before the Restatement Effective Date or who ceased to be an Employee prior to the Restatement Effective Date and who was entitled to a vested benefit under the Prior Plan (even if the benefit had not begun by the Restatement Effective Date). The Prior Plan has not been modified with respect to any Interim Participant. Accordingly, pursuant to the foregoing, the Prior Plan shall apply exclusively to each Interim Participant and the Plan hereunder shall not apply to the benefit of the Interim Participant (except as provided by Section 13.3).

13.3
Prior Plan, Retroactive Section 409A Amendment. The Company's adoption of the Plan hereunder shall be considered an amendment to the Prior Plan as in effect on January 1, 2005, to be effective as of January 1, 2005, to comply with Section 409A of the Code with respect to any Participant of the Plan hereunder who was a participant of the Prior Plan and an Employee at any time on or after January 1, 2005 (a "Prior Plan Participant").

The foregoing amendment to the Prior Plan regarding a Prior Plan Participant shall include compliance with Code Section 409A in the manner provided under Section 1.3 and any other Section of the Plan which refers to Code Section 409A. Further, the foregoing amendment shall include compliance with any other provision of the Plan which effects compliance with Code Section 409A, including but not limited to Section 6.3 regarding payment or retirement benefits following six months after separation from service under Code Section 409A.

The foregoing amendment to the Prior Plan to effect compliance with Code Section 409A, as applicable solely to a Prior Plan Participant, therefore, shall not include a Grandfathered Participant. The Prior Plan as in existence on October 3, 2004 shall not be considered amended to comply with Code Section 409A for any Grandfathered Participant and, therefore, the provisions of such Prior Plan shall hereafter continue to apply to each Grandfathered Participant in the manner provided under Section 13.1.

IN WITNESS WHEREOF, Alltel Corporation has caused this instrument to be executed by its duly authorized officer on this 1st day of  November, 2006.

ALLTEL CORPORATION

By: /s/ Scott T. Ford
       Scott T. Ford
       President and Chief Executive Officer